Exhibit F

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common units representing limited partner interests of Crestwood Equity Partners LP and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 19th day of September, 2022.

CHORD ENERGY CORPORATION

/s/ M. Scott Regan
M. Scott Regan
Executive Vice President, General Counsel and Secretary

OMS HOLDINGS LLC

/s/ M. Scott Regan
M. Scott Regan
Executive Vice President, General Counsel and Secretary

OASIS INVESTMENT HOLDINGS LLC

/s/ M. Scott Regan
M. Scott Regan
Executive Vice President, General Counsel and Secretary

OASIS PETROLEUM LLC

/s/ M. Scott Regan
M. Scott Regan
Executive Vice President, General Counsel and Secretary

OASIS PETROLEUM NORTH AMERICA LLC

/s/ M. Scott Regan
M. Scott Regan
Executive Vice President, General Counsel and Secretary